For further information:         TRADED: NYSE (IEX)                            EX-99.1
Investor Contact:
Jim Giannakouros, CFA
Vice President, Investor Relations
(847) 313-9506

IDEX REPORTS SECOND QUARTER RESULTS

Highlights
(All comparisons are against the prior year period unless otherwise noted)

•Record sales of $921 million increased 6% on a reported basis and 5% organically
•Reported diluted EPS of $1.93 increased 11% and record adjusted diluted EPS of $2.32 increased 12%
•Record orders of over $1 billion increased 29% on a reported basis and 28% organically
•Returned capital to shareholders via $77 million of share repurchases and $54 million of dividends
•Raising full year 2026 organic growth and adjusted EPS guidance ranges

NORTHBROOK, IL, July 29, 2026 - IDEX Corporation (NYSE: IEX) today announced its financial results for the three-month period ended June 30, 2026.

“We are very pleased to see continued results momentum as our IDEX teams drove another quarter of strong sales and earnings growth. Orders of over $1 billion in the quarter were a record as we continue to see elevated demand across the advantaged markets where we’ve focused our investments and capabilities,” said Eric D. Ashleman, IDEX Corporation Chief Executive Officer and President.

“Our teams executed exceptionally well, as flow-through on strong volume drove earnings above our expectations, demonstrating the benefits of the work already completed to strengthen the quality of our businesses. We continue to advance 8020 initiatives to both fuel higher growth and unlock further margin expansion opportunities across IDEX.”

“We are increasing our full-year financial guidance expectations due to our strong performance year-to-date and improved visibility in the second half of our fiscal year.”

Outlook(1)

•Full year organic sales projected to increase 5% to 6% over the prior year, up from previous guidance of 3% to 4%
•Full year adjusted diluted EPS of $8.70 to $8.85, up approximately 10% year-over-year at midpoint, up from previous guidance of $8.35 to $8.55
•Third quarter 2026 organic sales projected to increase 5% to 7% from the prior year period
•Third quarter 2026 adjusted diluted EPS of $2.20 to $2.25

(1) The Company does not reconcile its forward-looking non-GAAP measures to the most directly comparable U.S. GAAP financial measure because the timing and magnitude of certain items, including future foreign exchange impacts, acquisitions, divestitures, restructuring costs, impairments, tax impacts, and other special items, cannot be reasonably estimated at this time without unreasonable effort. The unavailable information could have a significant impact on GAAP results.

Consolidated Financial Results

	Three Months Ended June 30,
(Dollars in millions, except per share amounts)	2026	2025	Increase (Decrease)
U.S. GAAP Results
Orders	$1,071.6	$829.8	$241.8
Change in reported orders			29%
Net sales	920.6	865.4	55.2
Change in reported net sales			6%
Gross profit	426.8	392.2	34.6
Gross margin	46.3%	45.3%	100 bps
Net income attributable to IDEX	143.4	131.6	11.8
Net income margin	15.6%	15.1%	50 bps
Diluted EPS attributable to IDEX	1.93	1.74	0.19
Cash flows from operating activities	200.0	161.7	38.3
Operating cash flow as a percent of net income	140%	123%	NM
Non-GAAP Results*
Change in organic orders			28%
Change in organic sales			5%
Adjusted gross profit	427.3	392.2	35.1
Adjusted gross margin	46.4%	45.3%	110 bps
Adjusted net income attributable to IDEX	172.4	156.5	15.9
Adjusted EBITDA	258.3	237.2	21.1
Adjusted EBITDA margin	28.1%	27.4%	70 bps
Adjusted diluted EPS attributable to IDEX	2.32	2.07	0.25
Free cash flow	177.0	146.9	30.1
Free cash flow conversion	103%	94%	NM
NM – Not Meaningful
*Each of these items below are non-GAAP measures. See the definitions of these non-GAAP measures in the section in this release titled “Non-GAAP Measures of Financial Performance” and reconciliations to their most directly comparable GAAP financial measures in the reconciliation tables at the end of this release.

•Net sales increased primarily as a result of increased organic sales, as well as contributions from acquisitions. The increase in organic sales was primarily driven by higher volumes in our Health & Science Technologies (“HST”) segment and positive price. Net sales included a $14.7 million reduction resulting from expected customer rebates associated with refunds for tariffs under the International Emergency Economic Powers Act (“IEEPA”) that were subsequently invalidated.
•Gross margin and Adjusted gross margin both increased due to net productivity improvements, volume leverage and positive price/cost. Positive price/cost was driven by the net benefit of IEEPA tariff refunds, which contributed 150 basis points to both measures, and more than offset a challenging prior year price/cost comparison. These increases were partially offset by unfavorable mix. Adjusted gross margin excludes restructuring-related charges consisting of accelerated depreciation related to the anticipated closure of a facility in the HST segment.
•Both Diluted EPS and Adjusted diluted EPS increased, primarily due to improved operational results discussed above, including the net impact from IEEPA tariff refunds, which benefited both measures by $0.08.
•Cash flows from operating activities and free cash flow both increased compared to the prior year period, primarily due to cash received for IEEPA tariff refunds of $21.1 million and higher earnings, partially offset by increased working capital, driven by higher sales volumes. The current year period also benefited from lower cash restructuring, income tax and interest payments. These improvements in cash flows from operating activities also benefited free cash flow but were partly offset by higher capital expenditures during the current year period.

Segment Financial Results

	Three Months Ended June 30,(1)
(Dollars in millions)	2026	2025	Increase (Decrease)
Health & Science Technologies
Net sales	$415.0	$365.3	$49.7
Change in reported net sales			14%
Change in organic sales*			12%
Adjusted EBITDA(2)	119.3	95.0	24.3
Adjusted EBITDA margin	28.7%	26.0%	270 bps
Fluid & Metering Technologies
Net sales	$317.1	$310.9	$6.2
Change in reported net sales			2%
Change in organic sales*			1%
Adjusted EBITDA(2)	110.3	108.7	1.6
Adjusted EBITDA margin	34.8%	35.0%	(20) bps
Fire & Safety/Diversified Products
Net sales	$189.9	$191.5	$(1.6)
Change in reported net sales			(1%)
Change in organic sales*			(1%)
Adjusted EBITDA(2)	54.9	56.4	(1.5)
Adjusted EBITDA margin	28.9%	29.4%	(50) bps
*These are non-GAAP measures. See the definitions of these non-GAAP measures in the section in this release titled “Non-GAAP Measures of Financial Performance” and reconciliations to their most directly comparable GAAP financial measures in the reconciliation tables at the end of this release.

(1) Three month data includes the results of the acquisition of Micro-LAM, Inc. (“Micro-LAM”) (July 2025) in the HST segment.
(2) Segment Adjusted EBITDA excludes unallocated corporate costs which are included in Corporate and other.

Health & Science Technologies Segment
•Net sales for the second quarter 2026 increased 14%. Organic sales increased 12% driven by higher volumes primarily due to AI-driven demand for data center power and semiconductor markets, as well as strength in space and defense and positive price. Net sales included a $9.3 million reduction resulting from expected customer rebates associated with IEEPA tariff refunds, which unfavorably impacted organic sales growth by 2%.
•Adjusted EBITDA margin for the second quarter 2026 increased primarily due to volume leverage and positive price/cost. Positive price/cost was driven by the net benefit of 90 basis points from IEEPA tariff refunds.
Fluid & Metering Technologies Segment
•Net sales for the second quarter 2026 increased 2%. Organic sales increased 1% primarily driven by positive price. Net sales included a $3.2 million reduction resulting from expected customer rebates associated with IEEPA tariff refunds, which unfavorably impacted organic sales growth by 2%. Higher volumes in our businesses serving municipal water, semiconductor and mining markets were largely offset by lower volumes in our businesses serving energy, agriculture and chemical markets.
•Adjusted EBITDA margin for the second quarter 2026 decreased primarily due to unfavorable mix, the impacts of which were mostly mitigated by net productivity improvements and positive price/cost. Positive price/cost was driven by the net benefit of 180 basis points from IEEPA tariff refunds, which more than offset a challenging prior year price/cost comparison.
Fire & Safety/Diversified Products Segment
•Both Net sales and organic sales for the second quarter 2026 decreased 1%. Lower volumes within our Fire & Safety businesses driven by lower European rescue demand as well as in our

Dispensing businesses more than offset higher volumes in our BAND-IT business and positive price across the segment. Net sales included a $2.2 million reduction resulting from expected customer rebates associated with IEEPA tariff refunds, which unfavorably impacted organic sales growth by 1%.
•Adjusted EBITDA margin for the second quarter 2026 decreased primarily due to unfavorable mix and volume deleverage, partially offset by other net productivity improvements and positive price/cost. Positive price/cost was driven by the net benefit of 120 basis points from IEEPA tariff refunds, which more than offset a challenging prior year price/cost comparison.
Corporate Costs
Corporate costs included in consolidated Adjusted EBITDA were $26.2 million during the second quarter 2026, up from $22.9 million during the same prior year period primarily driven by higher employee-related costs, including variable compensation.

Other Items
Below is a summary of the impacts of the IEEPA tariff refunds and the related expected customer rebates discussed above:

	Consolidated IDEX
(Dollars in millions, except per share amounts)	Three Months Ended June 30, 2026	Six Months Ended June 30, 2026
IEEPA Tariff Impacts:
Net sales	$(14.7)	$(14.7)
Organic sales*	(2%)	(1%)
Cost of sales	$(22.0)	$(22.0)
Gross profit	$7.3	$7.3
Gross margin	150 bps	70 bps
Adjusted gross margin*	150 bps	80 bps
Adjusted EBITDA*	$7.3	$7.3
Adjusted EBITDA margin*	130 bps	60 bps
Adjusted diluted EPS attributable to IDEX*	$0.08	$0.08

	HST	FMT	FSDP
(Dollars in millions)	Three Months Ended June 30, 2026
IEEPA Tariff Impacts:
Net sales	$(9.3)	$(3.2)	$(2.2)
Organic sales*	(2%)	(2%)	(1%)
Cost of sales	$(10.5)	$(7.7)	$(3.8)
Adjusted EBITDA	$1.2	$4.5	$1.6
Adjusted EBITDA margin	90 bps	180 bps	120 bps
	Six Months Ended June 30, 2026
IEEPA Tariff Impacts:
Net sales	$(9.3)	$(3.2)	$(2.2)
Organic sales*	(2%)	—%	(1%)
Cost of sales	$(10.5)	$(7.7)	$(3.8)
Adjusted EBITDA	$1.2	$4.5	$1.6
Adjusted EBITDA margin	50 bps	90 bps	60 bps
*Each of these items are non-GAAP measures. See the definitions of these non-GAAP measures in the section in this release titled “Non-GAAP Measures of Financial Performance” and reconciliations to their most directly comparable GAAP financial measures in the reconciliation tables at the end of this release.

Conference Call
IDEX will host its second quarter earnings conference call on Wednesday, July 29, 2026 at 8:00 a.m. CT. The call will be an audio webcast and accessible on the Company's Investor Relations site at https://investors.idexcorp.com. Associated earnings presentation materials will be available on the Company's website prior to the call.

Interested parties can access the conference by dialing 833.461.5787 and using confirmation code 212572551. Please connect five minutes prior to the start of the conference call.

A replay of the earnings call and associated earnings presentation materials will be available on the Company’s website after the call.

Forward-Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may relate to, among other things, the Company’s third quarter 2026 and full year 2026 outlook including expected organic sales and expected adjusted earnings per share and the assumptions underlying these expectations, capital return strategy, anticipated future acquisition behavior and the anticipated benefits and performance of the Company’s recent or future acquisitions, resource and capital deployment and focus and organic and inorganic growth, the Company’s ability to adapt to macroeconomic challenges, anticipated impacts of tariffs and global trade policies and changes in law, anticipated trends in end markets, including expectations regarding future order volumes and order patterns, anticipated growth initiatives and expansions and execution of those growth initiatives and are indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “guidance,” “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “likely to be,” “management believes,” “the Company believes,” “the Company intends” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release.

The risks and uncertainties include, but are not limited to, the following: levels of industrial activity and economic conditions in the U.S. and other countries around the world, including uncertainties in the financial markets; pricing pressures, including inflation and rising interest rates, and other competitive factors and levels of capital spending in certain industries; the impact of severe weather events, natural disasters and public health threats; economic and political consequences resulting from terrorist attacks, wars and global conflicts; the Company’s ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; cybersecurity incidents; the continued growth of artificial intelligence (“AI”) and any related changes to demand in AI-driven markets served by the Company’s customers; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in countries in which the Company operates; developments with respect to trade policy and existing, new or increased tariffs or other similar measures; changes to applicable laws and regulations, including tax laws; interest rates; capacity utilization and the effect this has on costs; labor markets; supply chain conditions; market conditions and material costs; risks related to environmental, social and corporate governance issues, including those related to climate change and sustainability; and developments with respect to contingencies, such as litigation and environmental matters.

Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the Company’s most recent annual report on Form 10-K and the Company’s subsequent quarterly reports filed with the United States Securities and Exchange Commission (“SEC”) and the other risks discussed in the Company’s filings with the SEC. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

About IDEX
IDEX Corporation (NYSE: IEX), a global engineered products company, is comprised of three primary business segments – Health & Science Technologies, Fluid & Metering Technologies, and Fire & Safety/Diversified Products. Thousands of IDEX employees around the world design and manufacture highly engineered components and applied solutions that are vital to the advances of modern life and help IDEX live its purpose – Trusted Solutions, Improving Lives™. From satellite communications to water systems, from medical diagnostic components to emergency rescue tools and more, we collaborate with customers in the most critical industries to develop solutions that make the world better today and into the future. Founded in 1988, IDEX now includes more than 50 dynamic businesses around the world and manufacturing operations in more than 20 countries.

For further information on IDEX Corporation and its business units, visit the Company’s website at www.idexcorp.com.

(Financial reports follow)

IDEX CORPORATION
Condensed Consolidated Statements of Income
(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$920.6	$865.4	$1,807.5	$1,679.7
Cost of sales	493.8	473.2	982.6	918.6
Gross profit	426.8	392.2	824.9	761.1
Selling, general and administrative expenses	224.1	203.6	442.4	413.0
Restructuring expenses and asset impairments	2.8	0.7	10.2	18.2
Operating income	199.9	187.9	372.3	329.9
Other (income) expense – net	(1.3)	2.4	(1.9)	3.8
Interest expense – net	15.1	15.6	31.1	31.7
Income before income taxes	186.1	169.9	343.1	294.4
Provision for income taxes	42.7	38.8	79.8	67.9
Net income	143.4	131.1	263.3	226.5
Net loss attributable to noncontrolling interest	—	0.5	0.1	0.6
Net income attributable to IDEX	$143.4	$131.6	$263.4	$227.1

Earnings per Common Share:
Basic earnings per common share attributable to IDEX	$1.94	$1.74	$3.55	$3.00
Diluted earnings per common share attributable to IDEX	$1.93	$1.74	$3.54	$3.00

Share Data:
Basic weighted average common shares outstanding	74.0	75.5	74.2	75.6
Diluted weighted average common shares outstanding	74.2	75.5	74.3	75.7

IDEX CORPORATION
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$621.3	$580.0
Receivables – net	547.8	521.7
Inventories – net	520.3	479.4
Other current assets	83.9	62.1
Total current assets	1,773.3	1,643.2
Property, plant and equipment – net	463.6	468.0
Goodwill	3,382.6	3,414.5
Intangible assets - net	1,164.5	1,247.4
Other noncurrent assets	146.0	153.9
Total assets	$6,930.0	$6,927.0

Liabilities and equity
Current liabilities
Trade accounts payable	$233.7	$224.7
Accrued expenses	293.5	297.0
Current portion of long-term borrowings	0.4	0.7
Dividends payable	54.0	53.0
Total current liabilities	581.6	575.4
Long-term borrowings – net	1,858.5	1,820.1
Deferred income taxes	297.8	303.0
Other noncurrent liabilities	185.5	202.3
Total liabilities	2,923.4	2,900.8
Shareholders' equity
Preferred stock	—	—
Common stock	0.9	0.9
Treasury stock	(1,525.1)	(1,423.2)
Additional paid-in capital	875.2	892.1
Retained earnings	4,655.4	4,500.1
Accumulated other comprehensive income	1.6	57.6
Total shareholders' equity	4,008.0	4,027.5
Noncontrolling interest	(1.4)	(1.3)
Total equity	4,006.6	4,026.2
Total liabilities and equity	$6,930.0	$6,927.0

IDEX CORPORATION
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities
Net income	$143.4	$131.1	$263.3	$226.5
Adjustments to reconcile net income to net cash flows provided by operating activities:
Asset impairments	—	0.6	4.8	0.6
Depreciation	20.2	19.0	40.1	37.4
Amortization of intangible assets	33.2	32.0	67.0	63.5
Share-based compensation expense	6.1	5.2	21.9	18.8
Deferred income taxes	(0.7)	0.7	(1.3)	1.6
Changes in (net of the effect from acquisitions/divestitures and foreign currency translation):
Receivables – net	4.7	13.9	(30.7)	1.6
Inventories – net	(20.2)	(10.7)	(45.7)	(45.6)
Other current assets	(6.3)	(14.8)	(21.4)	(21.8)
Trade accounts payable	8.6	(10.3)	9.2	(0.7)
Deferred revenue	(1.5)	(2.4)	2.7	6.4
Accrued expenses	10.8	(4.5)	(8.0)	(22.4)
Other – net	1.7	1.9	1.8	1.5
Net cash flows provided by operating activities	200.0	161.7	303.7	267.4
Cash flows from investing activities
Capital expenditures	(23.0)	(14.8)	(40.7)	(29.1)
Acquisition of business, net of cash acquired	—	—	—	4.2
Other – net	0.7	0.3	(2.0)	0.4
Net cash flows used in investing activities	(22.3)	(14.5)	(42.7)	(24.5)
Cash flows from financing activities
Borrowings under revolving credit facilities	105.0	50.0	205.0	50.0
Payments under revolving credit facilities	(118.0)	(62.5)	(163.3)	(92.7)
Payment of long-term borrowings	—	(100.0)	—	(100.0)
Cash dividends paid to shareholders	(53.9)	(53.5)	(106.7)	(105.9)
Proceeds (payments) from share issuances, net of shares withheld for taxes	4.8	0.3	10.6	(0.2)
Repurchases of common stock	(77.1)	(50.0)	(153.4)	(100.0)
Other – net	(0.1)	(0.2)	(0.3)	(0.4)
Net cash flows used in financing activities	(139.3)	(215.9)	(208.1)	(349.2)
Effect of exchange rate changes on cash and cash equivalents	(2.1)	26.5	(10.7)	37.4
Net increase (decrease) in cash and cash equivalents and restricted cash	36.3	(42.2)	42.2	(68.9)
Cash and cash equivalents and restricted cash at beginning of period	591.8	612.2	585.9	638.9
Cash and cash equivalents and restricted cash at end of period	$628.1	$570.0	$628.1	$570.0

IDEX CORPORATION
Company and Segment Financial Information
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales
Health & Science Technologies	$415.0	$365.3	$813.4	$706.8
Fluid & Metering Technologies	317.1	310.9	618.6	601.4
Fire & Safety/Diversified Products	189.9	191.5	378.2	375.8
Eliminations	(1.4)	(2.3)	(2.7)	(4.3)
Total IDEX	$920.6	$865.4	$1,807.5	$1,679.7
Depreciation
Health & Science Technologies	$12.9	$11.9	$25.4	$23.6
Fluid & Metering Technologies	4.8	4.4	9.7	8.8
Fire & Safety/Diversified Products	2.4	2.4	4.8	4.6
Corporate Office	0.1	0.3	0.2	0.4
Total IDEX	$20.2	$19.0	$40.1	$37.4
Amortization of intangible assets
Health & Science Technologies	$26.8	$25.4	$53.9	$50.0
Fluid & Metering Technologies	5.2	5.4	10.6	10.7
Fire & Safety/Diversified Products	1.2	1.2	2.5	2.8
Total IDEX	$33.2	$32.0	$67.0	$63.5
Restructuring expenses and asset impairments
Health & Science Technologies	$2.2	$0.7	$3.3	$12.1
Fluid & Metering Technologies	0.4	—	5.5	4.2
Fire & Safety/Diversified Products	0.2	—	0.5	1.6
Corporate Office	—	—	0.9	0.3
Total IDEX	$2.8	$0.7	$10.2	$18.2

Non-GAAP Measures of Financial Performance
The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). To supplement its U.S. GAAP financial results, the Company presents certain non-GAAP financial measures. Management uses these non-GAAP measures to evaluate operating performance, assess trends, allocate resources and support financial and operational decision-making. Management believes these measures provide investors with additional insight into the Company’s ongoing business performance and enhance comparability across reporting periods by excluding the impact of items that management does not consider reflective of ongoing operations.

Management uses Adjusted EBITDA as its measure of segment performance. Management believes it is a useful indicator of the strength and performance of the Company and its segments’ ongoing business operations as well as a way for investors to evaluate and compare operating performance and value companies within the Company’s industry. Management believes that Adjusted EBITDA margin is useful for the same reason as Adjusted EBITDA. The definition of Adjusted EBITDA used here may differ from that used by other companies.

The Company defines its non-GAAP measures below and presents reconciliations of these non-GAAP measures to their most directly comparable U.S. GAAP measures in the tables that follow. There were no adjustments to U.S. GAAP financial performance metrics other than the items noted below.

•Organic orders and organic sales are calculated as orders and Net sales excluding amounts from acquired or divested businesses during the first twelve months of ownership or prior to divestiture and excluding the impact of foreign currency translation.
•Adjusted gross profit is calculated as Gross profit, adjusted to exclude the impact of fair value inventory step-up charges and restructuring-related charges.
•Adjusted gross margin is calculated as Adjusted gross profit divided by Net sales.
•Adjusted net income attributable to IDEX is calculated as Net income attributable to IDEX, adjusted to exclude the impact of Restructuring expenses and asset impairments and other restructuring-related charges, acquisition-related intangible asset amortization and legal settlements and contingencies, all net of the statutory tax expense or benefit.
•Adjusted diluted EPS attributable to IDEX is calculated as Adjusted net income attributable to IDEX divided by the diluted weighted average shares outstanding.
•Consolidated Adjusted EBITDA is calculated as consolidated earnings before interest expense - net, income taxes, depreciation and amortization, or consolidated EBITDA, adjusted to exclude the impact of Restructuring expenses and asset impairments and other restructuring-related charges and legal settlements and contingencies.
•Consolidated Adjusted EBITDA margin is calculated as Consolidated Adjusted EBITDA divided by Net sales.
•Free cash flow is calculated as cash flows from operating activities less capital expenditures. Free cash flow conversion is calculated as free cash flow divided by Adjusted net income attributable to IDEX.

These non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures prepared in accordance with U.S. GAAP. The financial results prepared in accordance with U.S. GAAP and the reconciliations from those results should be carefully evaluated. Due to rounding, numbers presented throughout this and other documents may not add up or recalculate precisely.

Table 1: Reconciliations of the Change in Net Sales to Change in Organic Sales

	HST	FMT	FSDP	IDEX
	Three Months Ended June 30, 2026
Change in net sales	14%	2%	(1%)	6%
Less:
Net impact from acquisitions/divestitures(1)	2%	—%	—%	1%
Impact from foreign currency(2)	—%	1%	—%	—%
Change in organic sales	12%	1%	(1%)	5%

	Six Months Ended June 30, 2026
Change in net sales	15%	3%	1%	8%
Less:
Net impact from acquisitions/divestitures(1)	2%	—%	—%	1%
Impact from foreign currency(2)	2%	1%	2%	2%
Change in organic sales	11%	2%	(1%)	5%

(1) Represents the sales from acquired or divested businesses during the first 12 months of ownership or prior to divestiture.

(2) The portion of sales attributable to foreign currency translation is calculated as the difference between (a) the period-to-period change in organic sales, and (b) the period-to-period change in organic sales after applying prior period foreign exchange rates to the current year period.

Table 2: Reconciliations of Reported-to-Adjusted Gross Profit and Gross Margin (dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Gross profit	$426.8	$392.2	$824.9	$761.1
Restructuring-related charges(1)	0.5	—	0.5	—
Adjusted gross profit	$427.3	$392.2	$825.4	$761.1

Net sales	$920.6	$865.4	$1,807.5	$1,679.7

Gross margin	46.3%	45.3%	45.6%	45.3%
Adjusted gross margin	46.4%	45.3%	45.7%	45.3%

(1) Restructuring-related charges represent accelerated depreciation related to the anticipated closure of a facility in the HST segment.

Table 3: Reconciliations of Reported-to-Adjusted Net Income Attributable to IDEX and Diluted EPS Attributable to IDEX (in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reported net income attributable to IDEX	$143.4	$131.6	$263.4	$227.1
Restructuring expenses and asset impairments and other restructuring-related charges(1)	3.3	0.4	10.7	17.9
Tax impact on restructuring expenses and asset impairments and other restructuring-related charges	(0.8)	(0.2)	(2.5)	(4.3)
Legal settlements and contingencies(2)	0.9	—	(2.8)	—
Tax impact on legal settlements and contingencies	0.3	—	1.1	—
Acquisition-related intangible asset amortization	33.2	32.0	67.0	63.5
Tax impact on acquisition-related intangible asset amortization	(7.9)	(7.3)	(15.9)	(14.7)
Adjusted net income attributable to IDEX	$172.4	$156.5	$321.0	$289.5

Reported diluted EPS attributable to IDEX	$1.93	$1.74	$3.54	$3.00
Restructuring expenses and asset impairments and other restructuring-related charges(1)	0.05	0.01	0.15	0.24
Tax impact on restructuring expenses and asset impairments and other restructuring-related charges	(0.01)	—	(0.03)	(0.06)
Legal settlements and contingencies(2)	0.01	—	(0.04)	—
Tax impact on legal settlements and contingencies	—	—	0.01	—
Acquisition-related intangible asset amortization	0.45	0.42	0.90	0.83
Tax impact on acquisition-related intangible asset amortization	(0.11)	(0.10)	(0.21)	(0.19)
Adjusted diluted EPS attributable to IDEX	$2.32	$2.07	$4.32	$3.82

Diluted weighted average shares outstanding	74.2	75.5	74.3	75.7

(1) Restructuring expenses and asset impairments and other restructuring-related charges consist of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Restructuring expenses and asset impairments	$2.8	$0.7	$10.2	$18.2
Less: Restructuring expenses and asset impairments attributable to noncontrolling interest(a)	—	(0.3)	—	(0.3)
Other restructuring-related charges(b)	0.5	—	0.5	—
Restructuring expenses and asset impairments and other restructuring-related charges	$3.3	$0.4	$10.7	$17.9

(a) Restructuring expenses and asset impairments recorded during the three and six months ended June 30, 2025, respectively, included charges of $0.6 million recognized by the Company’s joint venture, $0.3 million of which was attributable to noncontrolling interest.

(b) Other restructuring-related charges represent accelerated depreciation related to the anticipated closure of a facility in the HST segment.

(2) Legal settlements and contingencies represent settlement funds received in excess of legal costs incurred related to a patent infringement lawsuit within the Fluid & Meting Technologies (“FMT”) segment and a class action lawsuit at Corporate, net of estimated settlement costs related to certain legal matters within the HST segment.

Table 4: Reconciliations of Net Income to Adjusted EBITDA (dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reported net income	$143.4	$131.1	$263.3	$226.5
Provision for income taxes	42.7	38.8	79.8	67.9
Interest expense - net	15.1	15.6	31.1	31.7
Depreciation(1)	20.2	19.0	40.1	37.4
Amortization	33.2	32.0	67.0	63.5
Restructuring expenses and asset impairments	2.8	0.7	10.2	18.2
Legal settlements and contingencies(2)	0.9	—	(2.8)	—
Adjusted EBITDA	$258.3	$237.2	$488.7	$445.2

Adjusted EBITDA Components
HST	$119.3	$95.0	$225.3	$182.4
FMT	110.3	108.7	209.0	204.0
FSDP	54.9	56.4	110.7	110.6
Corporate and other	(26.2)	(22.9)	(56.3)	(51.8)
Total Adjusted EBITDA	$258.3	$237.2	$488.7	$445.2

Net sales	$920.6	$865.4	$1,807.5	$1,679.7

Net income margin	15.6%	15.1%	14.6%	13.5%
Adjusted EBITDA margin	28.1%	27.4%	27.0%	26.5%

(1) Depreciation includes accelerated depreciation related to the anticipated closure of a facility in the HST segment, which was included in Restructuring-related charges in Table 2 and in Restructuring expenses and asset impairments and other restructuring-related charges in Table 3 above.

(2) Legal settlements and contingencies represent settlement funds received in excess of legal costs incurred related to a patent infringement lawsuit within the FMT segment and a class action lawsuit at Corporate, net of estimated settlement costs related to certain legal matters within the HST segment.

Table 5: Reconciliations of Cash Flows from Operating Activities to Free Cash Flow (dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities	$200.0	$161.7	$303.7	$267.4
Less: Capital expenditures	23.0	14.8	40.7	29.1
Free cash flow	$177.0	$146.9	$263.0	$238.3

Reported net income attributable to IDEX	$143.4	$131.6	$263.4	$227.1
Adjusted net income attributable to IDEX	172.4	156.5	321.0	289.5

Operating cash flow as a percent of net income	140%	123%	115%	118%
Free cash flow conversion	103%	94%	82%	82%